Exhibit 5.1

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE
The Directors
Rio Tinto Finance (USA) Limited
120 Collins Street
Melbourne
Victoria 3000
Australia

The Directors
Rio Tinto plc
5 Aldermanbury Square
London EC2V 7HR
England

The Directors
Rio Tinto Limited
120 Collins Street
Melbourne
Victoria 3000
Australia
June 23, 2008
Dear Sirs
Rio Tinto Finance (USA) Limited
Registration Statement on Form F-3 in respect of debt securities
1	We have acted as English legal advisers to Rio Tinto (USA) Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (the “Issuer”), Rio Tinto plc, a company incorporated under the laws of England (“Rio Tinto plc”), and Rio Tinto Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (“Rio Tinto Limited” and, together with Rio Tinto plc, the “Guarantors”), in connection with the automatic shelf registration statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission on June 23, 2008 relating to the registration under the United States Securities Act of 1933 (the “Act”) of (i) an indeterminate amount of the Issuer’s debt securities (the “Debt Securities”), which, if issued, will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by each of the Guarantors and (ii) the Guarantees. The Debt Securities may be issued from time to time pursuant to the Indenture (as defined in the Schedule to this letter).
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2	This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this letter. We believe such documents to be those necessary for us to review for the purpose of giving this opinion.

4	We have assumed that:

4.1	all relevant documents are within the capacity and powers of, have been validly authorised by, and have been or will be validly executed and delivered by, each of the respective parties thereto other than Rio Tinto plc;

4.2	each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

4.3	all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures thereon or on the original thereof and the relevant documents have been executed in the forms reviewed by us and, where relevant, the Debt Securities will be completed, authenticated and issued as provided in the Indenture;

4.4	the Minutes and other corporate documents are a true and complete record of the proceedings described therein and the resolutions set out in the Minutes remain in full force and effect without modification; and

4.5	the terms of the Debt Securities will not be inconsistent with the provisions of the Indenture and there will be no provision in any supplement to the Registration Statement or any other document which would affect the content of this opinion.

5	In our opinion:

5.1	Rio Tinto plc is a company duly incorporated in England under the Companies Acts 1948 to 1980.

5.2	Rio Tinto plc has corporate power to enter into and perform its obligations under the Indenture and to issue the relevant Guarantee and has taken all necessary corporate action to authorise the execution, delivery and performance of the Indenture and the issue of, and performance of its obligations under, such Guarantee.

5.3	Assuming the Indenture constitutes valid, binding and enforceable obligations of the Issuer and the Guarantors under New York law there is no reason insofar as English law is concerned why the obligations assumed by Rio Tinto plc under the Indenture are not valid and binding upon Rio Tinto plc.

5.4	Assuming the relevant Guarantee constitutes valid, binding and enforceable obligations of Rio Tinto plc under New York law, there is no reason insofar as English law is concerned why the obligations assumed by Rio Tinto plc under such Guarantee are not valid and binding upon Rio Tinto plc.

6	We hereby confirm that our opinion is as set forth under the caption “Taxation — United Kingdom Taxation” in the Registration Statement.

7	The term “valid and binding” as used above means that the obligations assumed by the relevant party are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

7.1	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

7.2	enforcement may be limited by general principles of equity — for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

7.3	claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim;

7.4	where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws of that jurisdiction;

7.5	a provision in an agreement may be unenforceable if it amounts to a penalty under English law; and

7.6	an English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court where the court itself has made an order for costs.

8	This opinion is given on the basis of English law (or, insofar as this opinion relates to tax, United Kingdom taxation law) in force, and as it affects the obligations under the Indenture and/or the relevant Guarantee, as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law (or any change to United Kingdom taxation law) after the date of this opinion.

9	This opinion is addressed to you solely for your benefit in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the Registration Statement, provided that no such party to whom this opinion is disclosed may rely on this opinion without our express consent.

10	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Yours faithfully

/s/ Linklaters LLP
Linklaters LLP

SCHEDULE
1	A certified copy of the Memorandum and Articles of Association of Rio Tinto plc in force as at the date of this opinion.

2	A certified copy of the Memorandum and Articles of Association of Rio Tinto plc in force as at the date of execution of the Original Indenture.

3	Extract from the Minutes of a Meeting of the Chairman’s Committee of the Board of Directors of Rio Tinto plc held on June 18, 2008 (the “Committee Minutes”).

4	A certified extract from the Minutes of a Meeting of the Board of Directors of Rio Tinto plc held on April 21, 2004 (together with the Committee Minutes, the “Minutes”).

5	Registration Statement dated June 23, 2008.

6	Indenture dated July 2, 2001 (the “Original Indenture”) among the Issuer, the Guarantors and The Bank of New York (as successor to The Chase Manhattan Bank) (the “Trustee”). The Original Indenture, as amended and/or supplemented by any further amendments and/or supplements to the date of this opinion is referred to herein as the “Indenture”.

7	Draft Officer’s Certificate authorising the issue of the Debt Securities by the Issuer.